Exhibit 2.1

FIRST AMENDMENT

TO

BUSINESS COMBINATION AGREEMENT

This First Amendment (“First Amendment”) to the Business Combination Agreement (as defined below) is made and entered into as of April 1, 2024, by and among (i) Golden Star Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“Purchaser”), (ii) G-Star Management Corporation, a British Virgin Islands company, in the capacity as the Purchaser Representative thereunder (“Purchaser Representative”), (iii) Gamehaus Holdings Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of the Company (“Pubco”), (iv) Gamehaus 1 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“First Merger Sub”); (v) Gamehaus 2 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), and (vi) Gamehaus Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS:

WHEREAS, Purchaser, Purchaser Representative, Pubco, First Merger Sub, Second Merger Sub, and the Company have entered into that certain Business Combination Agreement, dated as of September 16, 2023 (the “Original Agreement,” and as amended, including by this First Amendment, the “Business Combination Agreement”); and

WHEREAS, the Parties now desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Business Combination Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to Business Combination Agreement.

(a) Section 12.1 of the Original Agreement is hereby amended by deleting the definition of “Nasdaq” and replaced with the following:

“Nasdaq” means The Nasdaq Stock Market LLC.

2. Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Original Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Business Combination Agreement in the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this First Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 11.1 through 11.10, and 11.12 through 11.17 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be signed and delivered as of the date first written above.

Purchaser:
GOLDEN STAR ACQUISITION CORPORATION

By:	/s/ Linjun Guo
Name:	Linjun Guo
Title:	Chief Executive Officer

Purchaser Representative:
G-STAR MANAGEMENT CORPORATION

By:	/s/ Linjun Guo
Name:	Linjun Guo
Title:	Director

[Signature Page to First Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be signed and delivered as of the date first written above.

Pubco:
GAMEHAUS HOLDINGS INC.

By:	/s/ Feng Xie
Name:	Feng Xie
Title:	Director

First Merger Sub:
GAMEHAUS 1 INC.

By:	/s/ Feng Xie
Name:	Feng Xie
Title:	Director

Second Merger Sub:
GAMEHAUS 2 INC.

By:	/s/ Feng Xie
Name:	Feng Xie
Title:	Director

The Company:
GAMEHAUS INC.

By:	/s/ Feng Xie
Name:	Feng Xie
Title:	Director

[Signature Page to First Amendment to Business Combination Agreement]